Exhibit 99.1

Nexeo Solutions Reports
Second Quarter 2016 Financial Results

Higher margins continue to offset lower sales volumes

Second Quarter 2016 Highlights (Versus Second Quarter 2015)

•	Adjusted EBITDA of $41.4 million increased 15.3% from $35.9 million.

•	Net income from continuing operations of $2.0 million was up from a net loss of $0.6 million.

•	Gross profit of $101.3 million increased 2.1% from $99.2 million.

•	Sales and operating revenue of $862.2 million decreased 14.9% from $1,012.8 million.

•
On March 21, 2016, the Company entered into a merger agreement with WL Ross Holding Corp. On May 9, 2016, WL Ross Holding Corp filed a definitive proxy statement with the Securities and Exchange Commission in connection with the proposed merger. WL Ross’ shareholders are scheduled to vote on the proposed merger, among other things, on June 6, 2016.

THE WOODLANDS, TX - May 13, 2016 - Nexeo Solutions Holdings, LLC (the "Company"), a worldwide leader in chemical and plastics distribution, today announced its consolidated financial results for the three months ended March 31, 2016.

"I am pleased to announce Nexeo posted another strong quarter with year over year Adjusted EBITDA growth of 15.3% especially in light of persistent macro-economic headwinds that are prevalent throughout our industry. It clearly demonstrates the strength of Nexeo’s operating platform and our focus on maintaining broad based end market exposure to deliver differential results," said David Bradley, President and Chief Executive Officer of Nexeo Solutions.

The Company reported sales and operating revenues of $862.2 million for the three months ended March 31, 2016, down $150.6 million, or 14.9% compared to prior year, largely due to lower sales volumes and lower average selling prices in both the Chemicals and Plastics businesses as a result of the decline in oil and other commodity prices as well as weaker industrial and customer demand during the quarter.

Gross profit for the three months ended March 31, 2016 increased to $101.3 million, up $2.1 million, or 2.1%, compared to the prior year. The increase was primarily attributable to the positive impact of certain profitability initiatives and decreases in cost of sales and operating expenses.

Adjusted EBITDA of $41.4 million for the three months ended March 31, 2016 represented a $5.5 million increase, or 15.3%, from the prior year. This increase was primarily attributable to continued focus on operating leverage and productivity. For a description of Adjusted EBITDA and a reconciliation to its nearest comparable GAAP measure, please read "Non-GAAP Financial Measure."

Company Performance

The results of the Company's operating performance are described below and, unless otherwise indicated, are a comparison of the three months ended March 31, 2016 with the three months ended March 31, 2015.

	Three Months Ended March 31,		Period Over Period Favorable (Unfavorable)
(in millions)	2016	2015	$ Change	% Change
Chemicals
Sales and operating revenues	$389.0	$507.8	$(118.8)	(23.4)%
Gross profit	$50.1	$57.5	$(7.4)	(12.9)%
Plastics
Sales and operating revenues	$443.9	$477.0	$(33.1)	(6.9)%
Gross profit	$44.8	$34.7	$10.1	29.1%
Other
Sales and operating revenues	$29.3	$28.0	$1.3	4.6%
Gross profit	$6.4	$7.0	$(0.6)	(8.6)%
Consolidated
Sales and operating revenues	$862.2	$1,012.8	$(150.6)	(14.9)%
Gross profit	$101.3	$99.2	$2.1	2.1%

Segment Highlights
Chemicals - Sales and operating revenues for the Chemicals line of business for the three months ended March 31, 2016 decreased $118.8 million, or 23.4%. Gross profit for the Chemicals line of business for the three months ended March 31, 2016 decreased $7.4 million, or 12.9%.
Plastics - Sales and operating revenues for the Plastics line of business for the three months ended March 31, 2016 decreased $33.1 million, or 6.9%. Gross profit for the Plastics line of business for the three months ended March 31, 2016 increased $10.1 million, or 29.1%.
Other - Sales and operating revenues for the Other segment for the three months ended March 31, 2016 increased $1.3 million, or 4.6%. Gross profit for the Other segment for the three months ended March 31, 2016 decreased $0.6 million, or 8.6%.

Recent Events
On March 21, 2016, the Company entered into a merger agreement with WL Ross Holding Corp. On May 9, 2016, WL Ross Holding Corp. filed a definitive proxy statement with the Securities and Exchange Commission in connection with the proposed merger. WL Ross’ shareholders are scheduled to vote on the proposed merger, among other things, on June 6, 2016.

Nexeo Solutions to Host Webcast on Friday, May 13, 2016 at 10am EDT (9am CDT)

The Company will host a webcast with investors at 10am EDT (9am CDT) on May 13, 2016 to discuss the results for the three months ended March 31, 2016.

PARTICIPANTS: ON THE MORNING OF THE CALL PLEASE USE THE LINK DIRECTLY BELOW TO REGISTER AND JOIN THE LIVE EVENT. AFTER THE LIVE EVENT, THIS LINK BECOMES THE ARCHIVE (RECORDING) LINK.
https://engage.vevent.com/rt/nexeojh~051316
Once registered, you will receive a confirmation email. Please refer to your confirmation email to join or click on the registration URL and enter your email address.

If for any reason you are unable to stream audio, you can listen to the audio via the telephone by calling:

•	US/Canada Attendee Backup Telephone: (877) 553-3226

•	International Toll Attendee Backup Telephone: (484) 365-2914

•	Conference ID: 10221561

Please test your connection prior to joining to ensure a successful user experience.

A replay of the webcast and relevant financial charts will also be available for access on the Company's Investor Relations website at www.nexeosolutions.com/investor-relations.

Non-GAAP Financial Measure
The Company’s management believes that certain financial measures that do not comply with accounting principles generally accepted in the United States (“GAAP”) provide relevant and meaningful information concerning the ongoing operating results of the Company. Such non-GAAP financial measures are used from time to time herein but should not be viewed as a substitute for GAAP measures of performance. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. Moreover, certain non-GAAP financial measures as presented for financial reporting purposes herein may differ from similarly titled measures in the applicable covenants in our ABL Facility, Term Loan Facility and our senior subordinated notes.
The Company evaluates performance on the basis of Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of pension mark-to-market adjustments, acquisition and integration-related expenses, employee stock-based compensation expense, redundancy and restructuring costs, advisory fees paid to stockholders, and other unusual or non-recurring expenses), impairment charges, loss on extinguishment of debt and other income (expense), net (which consists of gains and losses on foreign currency transactions and undesignated derivative instruments, the ineffective portion of cash flow hedges, debt refinancing costs, and other non-operating activity). Management believes that Adjusted EBITDA is indicative of the Company’s operating performance and ability to meet debt service requirements and that it is used by investors and analysts to evaluate companies with similar capital structures. The Company believes that Adjusted EBITDA is an important indicator of operating performance because:
Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization;

•	the Company uses Adjusted EBITDA in setting performance incentive targets;

•	the Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•
other significant items, while periodically affecting the Company's results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

A reconciliation of Adjusted EBITDA to Net Income (Loss) Attributable to Nexeo Solutions, LLC and Subsidiaries, the most comparable GAAP measure, is included at the end of this release.

About Nexeo Solutions
Nexeo Solutions is a large global chemical and plastics distributor with a centralized business model. With operations worldwide, Nexeo Solutions offers approximately 23,000 products used in a broad cross-section of industries, including chemicals manufacturing, oil and gas, paints and coatings, automotive, healthcare and personal care. Nexeo Solutions distributes these products in North America, EMEA, and Asia. The company provides broad logistics capabilities, in-depth market knowledge, dedicated technical expertise and Environmental Services. As a private company employing approximately 2,450 employees, Nexeo connects a network of approximately 1,300 suppliers with a diverse base of approximately 27,500 customers. Learn more at www.nexeosolutions.com.

Forward-Looking Statements
This release contains statements related to the Company’s future plans and expectations and, as such, includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified herein by use of words including but not limited to “may,” “believe,” “will,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” Although the forward-looking statements contained herein reflect management’s current assumptions based upon information currently available to management and based upon that which management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause the Company’s actual results, performance prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things: the Company’s ability to achieve projected cost savings; consolidation of the Company’s competitors; increased costs of products the Company purchases and its ability to pass on cost increases to its customers; disruptions to the supply of chemicals and plastics that the Company distributes or in the operations of the Company’s customers; the Company’s significant working capital requirements and the risks associated with maintaining large inventories; any disruptions to the Company’s ERP system; the Company’s ability to meet the demands of the Company’s customers on a timely basis; risks and costs related with operating as a stand-alone company; risks related to the Company’s supplier and customer contracts; risks related to the Company’s substantial indebtedness; changes in state, federal or foreign laws affecting the industries in which we operate; the Company’s ability to comply with any new and existing environmental and other laws and regulations; and general business and economic trends in the United States and other countries, including uncertainty as to changes and trends. Our future results will depend on various other risks and uncertainties, including the risks and uncertainties discussed in the definitive proxy statement filed by WL Ross Holding Corp. with the SEC on May 9, 2016 concerning the proposed business combination, including those included in the section entitled “Risk Factors” therein, and in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Nexeo Solutions Holdings, LLC and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	March 31, 2016	September 30, 2015
Current Assets
Cash and cash equivalents	$59.7	$127.7
Accounts and notes receivable (net of allowance for doubtful accounts of $4.7 million and $3.8 million, respectively)	487.4	508.7
Inventories	319.3	325.1
Other current assets	24.6	22.0
Total current assets	891.0	983.5

Non-Current Assets
Property, plant and equipment, net	234.4	231.2
Goodwill	373.1	373.7
Other intangible assets, net of amortization	103.5	111.4
Other non-current assets	15.6	18.2
Total non-current assets	726.6	734.5
Total Assets	$1,617.6	$1,718.0

Current Liabilities
Short-term borrowings and current portion of long-term debt and capital lease obligations	$40.7	$72.4
Accounts payable	323.5	326.6
Accrued expenses and other liabilities	53.0	63.9
Income taxes payable	1.4	2.5
Total current liabilities	418.6	465.4

Non-Current Liabilities
Long-term debt and capital lease obligations, less current portion, net	805.0	863.5
Deferred income taxes	92.4	91.5
Other non-current liabilities	10.1	12.6
Total non-current liabilities	907.5	967.6
Total Liabilities	1,326.1	1,433.0

Commitments and contingencies (see Note 12)

Members’ Equity
Series A membership interest	490.4	490.4
Series B membership interest	5.6	5.1
Accumulated deficit	(156.5)	(162.9)
Accumulated other comprehensive loss	(48.0)	(47.6)
Total members’ equity	291.5	285.0
Total Liabilities and Members’ Equity	$1,617.6	$1,718.0

Nexeo Solutions Holdings, LLC and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in millions)

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
Sales and operating revenues	$862.2	$1,012.8	$1,689.9	$2,030.5
Cost of sales and operating expenses	760.9	913.6	1,493.4	1,839.3
Gross profit	101.3	99.2	196.5	191.2
Selling, general and administrative expenses	76.7	82.0	151.4	165.6
Transaction related costs	6.3	—	7.3	0.1
Operating income	18.3	17.2	37.8	25.5
Other income	0.9	0.2	2.6	0.7
Interest income (expense)
Interest income	0.1	0.1	0.1	0.1
Interest expense	(15.5)	(16.3)	(31.1)	(32.7)
Income (loss) from continuing operations before income taxes	3.8	1.2	9.4	(6.4)
Income tax expense	1.8	1.8	3.1	0.9
Net income (loss) from continuing operations	2.0	(0.6)	6.3	(7.3)
Net income (loss) from discontinued operations, net of tax	0.1	—	0.1	(0.8)
Net income (loss)	$2.1	$(0.6)	$6.4	$(8.1)

Nexeo Solutions Holdings, LLC and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Six Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net income (loss) from continuing operations	$6.3	$(7.3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	27.4	26.5
Debt issuance costs amortization and original issue discount amortization	4.4	4.3
Provision for bad debt	1.1	0.7
Inventory impairment	—	1.6
Deferred income taxes	0.9	2.0
Equity-based compensation charges	0.6	0.6
Gain on sales of property and equipment	(1.9)	(0.5)
Gain on debt extinguishment, net	(0.6)	—
Changes in operating assets and liabilities:
Accounts and notes receivable	20.7	60.3
Inventories	6.3	21.5
Other current assets	(3.7)	7.1
Accounts payable	(3.7)	(70.3)
Related party payable	(0.2)	(1.6)
Accrued expenses and other liabilities	(10.7)	(8.5)
Changes in other operating assets and liabilities, net	(3.3)	(2.2)
Net cash provided by operating activities from continuing operations	43.6	34.2
Net cash used in operating activities from discontinued operations	—	(0.6)
Net cash provided by operating activities	43.6	33.6
Cash flows from investing activities
Additions to property and equipment	(9.4)	(19.8)
Proceeds from the disposal of property and equipment	2.0	1.7
Net cash used in investing activities	(7.4)	(18.1)
Cash flows from financing activities
Repurchases of membership units	(0.1)	—
Purchase of additional equity interest in Nexeo Plaschem	—	(34.3)
Proceeds from short-term debt	18.6	23.4
Repayment of short-term debt	(15.0)	(32.7)
Proceeds from issuance of long-term debt	207.3	481.4
Repayment of long-term debt and capital lease obligations	(314.7)	(487.1)
Net cash used in financing activities	(103.9)	(49.3)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	(3.0)
Decrease in cash and cash equivalents	(68.0)	(36.8)
Cash and cash equivalents at the beginning of the period	127.7	88.2
Cash and cash equivalents at the end of the period	$59.7	$51.4
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$26.4	$29.3
Cash paid during the period for taxes	$2.9	$2.8
Supplemental disclosure of non-cash investing activities:
Non-cash capital expenditures, including capital leases	$15.8	$2.8

Nexeo Solutions Holdings, LLC
Adjusted EBITDA Reconciliation
(Unaudited, in millions)

	Q3FY15	Q4FY15	Q1FY16	Q2 FY16	LTM
Net Income (Loss) Attributable to Nexeo Solutions, LLC and Subsidiaries	$18.8	$9.7	$4.3	$2.1	$34.9
Net income from discontinued operations	—	—	—	(0.1)	(0.1)
Interest, net	16.2	15.9	15.6	15.4	63.1
Taxes	1.8	1.2	1.3	1.8	6.1
Depreciation and Amortization	13.1	13.1	13.6	13.8	53.6
EBITDA	49.9	39.9	34.8	33.0	157.6
Management add-backs (2)	2.6	2.9	1.6	1.3	8.4
FY 2015 special one-time compensation incentives (3)	—	8.9	—	—	8.9
Foreign exchange (gains) losses, net (4)	0.4	1.3	0.5	(0.3)	1.9
Management fees (5)	1.3	1.1	0.9	0.8	4.1
Compensation expense related to management equity plan (non-cash)	0.3	0.3	0.3	0.3	1.2
Transaction and other one-time costs (6)	(0.1)	—	1.0	6.3	7.2
Adjusted EBITDA	$54.4	$54.4	$39.1	$41.4	$189.3

(1)
Pro forma Adjusted EBITDA for the twelve months ended March 31, 2016 reflects cost savings actions taken or committed to be taken as of March 31, 2015 and September 30, 2015. Pro forma results are not necessarily indicative of either future results of operations or results that might have been achieved had these matters been completed at the beginning of the period.

(2)	Management adjustments associated with integration, transition, restructuring and transformational activities.

(3)	Special one-time compensation incentive approved by the Compensation Committee for fiscal year 2015 performance.

(4)	Includes net realized and unrealized foreign exchange gains and losses.

(5)	Management, monitoring, consulting, reimbursable fees and leverage fees, per the agreement with TPG Capital, L.P.

(6)	Includes professional and transaction costs related to potential acquisitions and other one-time items.